                                                                    Exhibit 23.3


                          DANIELSON ASSOCIATES INC.

                           6110 EXECUTIVE BOULEVARD
                                  SUITE 504
                        ROCKVILLE, MARYLAND 20852-3903
                             TEL: (301) 468-4884
                             FAX: (301) 468-0013


                                                            PITTSBURGH OFFICE
                                                            -----------------

                                                           TEL: (412) 262-3207

                     CONSENT OF DANIELSON ASSOCIATES INC.

        We hereby consent to the inclusion in the Proxy Statement/Prospectus forming a part of this Registration Statement of our opinion to the Board of Directors of The Ohio Bank, attached as Appendix C to such Proxy Statement/Prospectus, and the references to such opinion contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term "expert" as used in the Securities Act.


                                                DANIELSON ASSOCIATES INC.

                                                By /s/ Arnold G. Danielson
                                                  -----------------------------
                                                  Arnold G. Danielson
                                                  Chairman

Rockville, Maryland
September 15, 1998